EXHIBIT (8)(h)(11)

AMENDMENT No. 12 TO PARTICIPATION AGREEMENT

(FRANKLIN)

Amendment No. 12 to

Participation Agreement

Franklin Templeton Variable Insurance Products Trust

Franklin/Templeton Distributors, Inc.

Transamerica Financial Life Insurance Company

Transamerica Capital, Inc.

Franklin Templeton Variable Insurance Products Trust (The “Trust”), Franklin/Templeton Distributors, Inc. (the “Underwriter,” and together with the Trust, “we” or “us”), Transamerica Financial Life Insurance Company (the “Company”) or “you”), and Transamerica Capital, Inc., your distributor, on your behalf and on behalf of certain Accounts, have previously entered into a Participation Agreement dated May 1, 2004, and subsequently amended May 3, 2004, April 29, 2005, May 1, 2007, July 30, 2007, January 10, 2008, May 1, 2009, October 1, 2010, May 1, 2011, October 31, 2011, March 1, 2012 and January 15, 2013, (the “Agreement”). The parties now desire to amend the Agreement by this amendment (the “Amendment”). Unless otherwise indicated, the terms defined in the Agreement shall have the same meaning in this Amendment.

AMENDMENT

For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Agreement as follows:

1.	Schedule B of the Agreement is hereby deleted in its entirety and replaced with the Schedule B attached hereto.

2.	Schedule C and Schedule D are hereby restated in their entirety with the attached Schedule C and Schedule D.

3.	All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

IN WITNESS WHEREOF, each of the parties has caused its duly authorized officers to execute this Amendment effective as of May 1, 2013.

The Trust:	FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS TRUST
Only on behalf of each Portfolio listed on Schedule C of the Agreement.	By: /s/ Karen L. Skidmore
Name: Karen L. Skidmore
Title: Vice President

The Underwriter:	FRANKLIN/TEMPLETON DISTRIBUTORS, INC.

	By:	/s/ Steven M. Kluever
	Name:	Steven M. Kluever
	Title:	Vice President

The Company:	TRANSAMERICA FINANCIAL LIFE INSURANCE COMPANY

	By:	/s/ John Mallett
	Name:	John Mallett
	Title:	Vice President

The Distributor:	TRANSAMERICA CAPITAL, INC.

	By:	/s/ Brenda L. Smith
	Name:	Brenda L. Smith
	Title:	Assistant Vice President

Schedule B

Accounts of the Company

Name of Account	SEC Registration Yes/No
Separate Account VA BNY	Yes

TFLIC Series Life Account	Yes

Schedule C

Available Portfolios and Classes of Shares of the Trust

1.	Franklin Income Securities Fund - Class 2
2.	Franklin Small Cap Value Securities Fund - Class 2
3.	Franklin Small-Mid Cap Growth Securities Fund - Class 2
4.	Franklin Templeton VIP Founding Funds Allocation Fund – Class 4
5.	Mutual Shares Securities Fund - Class 2
6.	Templeton Foreign Securities Fund - Class 2

In addition to portfolios and classes of shares listed above, any additional Portfolios and classes of shares other than Class 3 shares are included in this Schedule C listing provided that:

(1)

the General Counsel of Franklin Templeton Investments receives from a person authorized by you a written notice in the form attached (which may be in electronic format) (“Notice”) identifying this Agreement as provided in the Notice and specifying: (i) the names and classes of shares of additional Portfolios that you propose to offer as investment options of the Separate Accounts under the Contracts; and (ii) the date that you propose to begin offering Separate Account interests investing in the additional Portfolios under the Contracts; and

(2)

we do not within ten (10) Business Days following receipt of the Notice send you a writing (which may be electronic mail) objecting to your offering such Separate Accounts investing in the additional Portfolios and classes of shares under the Contracts.

Provided that we do not object as provided above, your Notice shall amend, supplement and become a part of this Schedule C and the Agreement.

FORM OF NOTICE PURSUANT TO SCHEDULE C OF PARTICIPATION AGREEMENT

To:	General Counsel c/o

Linda Lai (Llai@frk.com;) or Kevin Kirchoff (kkircho@frk.com)

Fax: 650 525-7059

Franklin Templeton Investments

1 Franklin Parkway,

Bldg. 920, 2nd Floor

San Mateo, CA 94402

With respect to the following agreement(s) (collectively, the “Agreement”)

(please reproduce and complete table for multiple agreements):

Date of Participation Agreement:
Insurance Company(ies):
Insurance Company Distributor(s):

As provided by Schedule C of the Agreement, this Notice proposes to Franklin Templeton Variable Insurance Products Trust, and Franklin/Templeton Distributors, Inc. the addition as of the offering date(s) listed below of the following Portfolios as additional investment options listed on Schedule C:

Names and Classes of Shares of Additional Portfolios

Listing of current classes for your reference:

Class 1 (no 12b-1 fee);

Class 2 (12b-1 fee of 25 bps);

Class 4 (12b-1 fee of 35 bps); or

Class 5 (12b-1 fee of 10 bps).

Offering Date(s)

Name and title of authorized person of insurance company:

Contact Information:

Schedule D

Contracts of the Company

The variable life and variable annuity contracts issued by separate accounts listed on Schedule B of this Agreement.